UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

November 18, 2010

SWS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19483	75-2040825
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 Elm Street, Suite 3500

Dallas, Texas 75270

(Address of principal executive offices and zip code)

(214) 859-1800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 18, 2010, SWS Group, Inc. (the “Company”) held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders acted upon the matters outlined in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 8, 2010. Stockholders representing 29,252,597 shares or 89.9% of the 32,538,835 shares of common stock outstanding on the record date of September 20, 2010 were present in person or by proxy, representing a quorum for the purposes of the Annual Meeting. Matters voted upon at the Annual Meeting of Stockholders were as follows:

1.	The election of nine directors to the Board of Directors to hold office until the Annual Meeting of Stockholders in 2011 and until their respective successors have been elected. There was no solicitation in opposition to the nominees for director, and the Company’s stockholders elected all of the nominees. The final tabulation of the votes on this matter was as follows:

Nominees	For	Withheld	Abstain
Don A. Buchholz	23,855,962	1,977,544	—
James H. Ross	24,189,631	1,643,875	—
Robert A. Buchholz	25,104,024	729,482	—
Brodie L. Cobb	24,083,219	1,750,287	—
I.D. Flores III	25,042,986	790,520	—
Larry A. Jobe	24,004,026	1,829,480	—
Frederick R. Meyer	24,089,441	1,744,065	—
Dr. Mike Moses	21,187,058	4,646,448	—
Joel T. Williams III	25,242,469	591,037	—

2.	The ratification of the appointment by the Audit Committee of the Board of Directors of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2011. The final tabulation of votes on this matter was as follows:

	For	Against	Abstain	Broker Non-Votes
Approval of ratification of Grant Thornton LLP as our fiscal 2011 auditors	29,211,899	34,782	5,916	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: November 19, 2010	By:	/s/ Stacy M. Hodges
Stacy M. Hodges
Chief Financial Officer

3